14600
Boulder Ridge - Texas

SUN

SUN COMMUNITIES, INC.®

EARNINGS PRESS RELEASE & SUPPLEMENTAL OPERATING & FINANCIAL DATA

FIRST QUARTER 2023

Safe Harbor Rybovich - Florida

Dovercourt Holiday Park - Essex UK

Sun Outdoors Rocky Mountains - Colorado

NYSE: SUI

Sun Communities, Inc.
Earnings Press Release & Supplemental Operating and Financial Data
For the Quarters Ended March 31, 2023 and 2022

Sun Communities, Inc.
Earnings Press Release & Supplemental Operating and Financial Data
For the Quarters Ended March 31, 2023 and 2022
Forward-Looking Statements:

This supplemental package contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Sun Communities, Inc. (the "Company") intends that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this document that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as "forecasts," "intends," "intend," "intended," "goal," "estimate," "estimates," "expects," "expect," "expected," "project," "projected," "projections," "plans," "predicts," "potential," "seeks," "anticipates," "anticipated," "should," "could," "may," "will," "designed to," "foreseeable future," "believe," "believes," "scheduled," "guidance," "target" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this document some of which are beyond the Company's control. These risks and uncertainties may cause the Company's actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks described under "Risk Factors" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2022 and in the Company's other filings with the Securities and Exchange Commission from time to time, such risks, uncertainties and other factors include those described under the heading "Cautionary Statement Regarding Forward-Looking Statements" in the accompanying press release.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements included or incorporated by reference into this document, whether as a result of new information, future events, changes in the Company's expectations or otherwise, except as required by law.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to the Company or persons acting on the Company's behalf are qualified in their entirety by these cautionary statements.

Note on Non-GAAP Measures:

This document includes information regarding various non-GAAP supplemental performance measures, including funds from operations ("FFO"), Core FFO, net operating income ("NOI"), earnings before interest, tax, depreciation and amortization ("EBITDA") and Recurring EBITDA. For information on these non-GAAP measures, please refer to "Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to FFO", "Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to NOI", "Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to Recurring EBITDA", and "Definitions and Notes."

EARNINGS PRESS RELEASE
April 26, 2023

Sun Communities, Inc. Reports 2023 First Quarter Results

Real Property Revenue Increased 13.8%, Year-over-Year

Net Loss per Diluted Share of $0.24

Core FFO per Share of $1.23 Exceeded Midpoint of Guidance by 4.7%

Total Same Property NOI Grew 6.7%, Exceeding Internal Expectations

Strong Demand and Effective Expense Management Drove Outperformance

Same Property Adjusted Occupancy for MH and RV Increased 190 Basis Points, Year-over-Year

Solid Transient-to-Annual RV Conversions of 524 Sites

Reiterating Full-Year Core FFO per Share Guidance for 2023 of $7.22 - $7.42
Expecting Total Same Property NOI Growth of 5.0% - 6.0%

Southfield, Michigan, April 26, 2023 – Sun Communities, Inc. (NYSE: SUI) (the "Company" or "SUI"), a real estate investment trust ("REIT") that owns and operates, or has an interest in, manufactured housing ("MH") and recreational vehicle ("RV") communities and marinas (collectively, the "properties"), today reported its first quarter results for 2023.

Financial Results for the Quarter Ended March 31, 2023

•For the quarter ended March 31, 2023, net loss attributable to common shareholders was $30.1 million, or $0.24 per diluted share, compared to net income attributable to common shareholders of $0.7 million, or $0.01 per diluted share, for the same period in 2022.

Non-GAAP Financial Measures

•Core Funds from Operations ("Core FFO") for the quarter ended March 31, 2023, was $1.23 per common share and dilutive convertible securities ("Share"), as compared to $1.34 for the same period in 2022.

•Same Property Net Operating Income ("NOI") increased by 6.7% for the quarter ended March 31, 2023, as compared to the corresponding period in 2022.
i

"We are pleased with the start to the year, delivering first quarter results which exceeded our expectations. The sustained demand for manufactured housing, RV vacationing and marinas is evident in the 6.7% same property NOI growth in the quarter," said Gary A. Shiffman, Chairman, President and CEO. "During the quarter, we added over 800 revenue producing sites across our manufactured home and RV communities and delivered over 330 development and expansion sites. We also further enhanced our balance sheet by raising nearly $600 million of long-term, fixed rate debt, the proceeds from which we used to pay down variable rate borrowings. We remain focused on building a stream of long-term, durable revenue and are optimistic in our outlook for 2023."

OPERATING HIGHLIGHTS

North America Portfolio Occupancy

•Total MH and annual RV occupancy was 96.9% at March 31, 2023, as compared to 97.5% at March 31, 2022.

•During the quarter ended March 31, 2023, the number of MH and annual RV revenue producing sites increased by 802 sites, as compared to an increase of 670 sites during the corresponding period in 2022, a 19.7% increase.

•Transient-to-annual RV site conversions totaled 524 sites during the first quarter of 2023 and account for 65.3% of the revenue producing site gains.

Same Property Results

For the properties owned and operated by the Company since at least January 1, 2022, the following table reflects the percentage changes, by segment and in total, for the quarter ended March 31, 2023:

	Quarter Ended March 31, 2023
	MH	RV	Marina	Total
Revenue	6.4%	6.2%	10.9%	7.2%
Expense	10.4%	8.1%	4.3%	8.2%
NOI	5.0%	4.4%	15.1%	6.7%

Number of Properties	289	161	119	569

Same Property adjusted blended occupancy for MH and RV increased to 98.6% at March 31, 2023, from 96.7% at March 31, 2022, an increase of 190 basis points.

INVESTMENT ACTIVITY

Acquisitions

During the quarter ended March 31, 2023 the Company acquired one MH community and one marina in the United States ("U.S.") for an aggregate purchase price of $107.0 million. Refer to page 13 for additional details.

Development and Expansion Activities

During the quarter ended March 31, 2023, the Company:

•Delivered over 200 sites at three ground-up development properties.

•Expanded our existing communities by over 130 sites.

•Invested $34.9 million to acquire three land parcels located in the U.S. and UK for the potential development of nearly 1,250 sites.

BALANCE SHEET, CAPITAL MARKETS ACTIVITY AND OTHER ITEMS

Debt

As of March 31, 2023, the Company had $7.5 billion in debt outstanding with a weighted average interest rate of 3.9% and a weighted average maturity of 7.4 years. At March 31, 2023, the Company's net debt to trailing twelve-month Recurring EBITDA ratio was 6.1 times.

During the quarter ended March 31, 2023, the Company completed the following financing activities:

•Entered into a mortgage term loan of $85.0 million. The loan matures on February 13, 2026 and has a fixed interest rate of 5.0%.

•Issued $400.0 million of senior unsecured notes with an interest rate of 5.7% and a 10-year term due January 15, 2033.

•Entered into two additional mortgage term loans totaling $99.1 million. The loans mature on April 1, 2030 and April 1, 2033 and have a weighted average interest rate of 5.72%.
In all three instances, the Company used the proceeds to repay borrowings outstanding under its senior credit facility.

2023 GUIDANCE

Updating Full-Year and Establishing Second Quarter 2023 Guidance

The Company is updating full-year 2023 and establishing second quarter 2023 guidance for diluted EPS and Core FFO per Share as follows:

Reconciliation of Diluted EPS to Core FFO per Share	Full-Year Ending December 31, 2023				Second Quarter Ending June 30, 2023
	Prior FY Guidance		Revised FY Range
Diluted EPS	$2.50	$2.70	$2.12	$2.32	$0.72	$0.80
Depreciation and amortization	5.02	5.02	5.06	5.06	1.27	1.27
Gain / (loss) on sale of assets	(0.32)	(0.32)	(0.30)	(0.30)	(0.10)	(0.10)
FFO per Share	$7.20	$7.40	$6.88	$7.08	$1.89	$1.97
Business combination expense and other acquisition related costs	0.03	0.03	0.07	0.07	0.01	0.01
Other adjustments(a)	(0.01)	(0.01)	0.27	0.27	—	—
Core FFO(b) per Share	$7.22	$7.42	$7.22	$7.42	$1.90	$1.98
(a) Other adjustments include all other categories presented in the table that reconciles Net income attributable to SUI common shareholders to Core FFO on page 6.
(b) The Company's updated guidance translates forecasted results from operations in the UK using the relevant exchange rate in effect provided in the 2023 Guidance Assumptions table presented below. The impact of fluctuations in Canadian and Australian foreign currency rates on revised and initial guidance are not material.

The Company's updated full-year guidance reflects changes in the following underlying assumptions, and updated total Same Property NOI growth of 5.0% - 6.0% for the full year includes 3.5% - 4.8% total Same Property NOI growth during the second quarter ending June 30, 2023.

	FY 2022	Expected % Change in 2023
2023 Guidance Assumptions	Actual Results	Prior FY Guidance	April 26, 2023 Update
Consolidated Portfolio:
Total NOI from real property(a)		4.5% - 5.7%	6.1% - 7.0%

Same Property Portfolio(b)
MH NOI (289 properties)	$569.7	4.2% - 5.0%	4.6% - 5.4%
RV NOI (161 properties)	$281.7	5.1% - 6.4%	4.4% - 5.6%
Marina NOI (119 properties)	$210.8	6.3% - 7.7%	6.8% - 8.0%

Total Same Property Pool (569 Properties):
Revenue from real property	$1,601.0	6.6% - 7.0%	6.2% - 6.6%
Property operating expenses(c)(d)	538.8	9.1% - 10.0%	7.9% - 8.8%
Same Property NOI	$1,062.2	4.9% - 5.9%	5.0% - 6.0%

Updated Ranges for Other Guidance Points ($ millions):
UK Operations NOI from real property and home sales(a)		$155.5 - $165.1	$141.3 - $147.9
Service, retail, dining and entertainment NOI		$49.5 - $52.1	$53.3 - $55.3
General and administrative expenses		$256.5 - $261.6	$252.2 - $256.0
North America home sales contribution to Core FFO(e)			$18.9 - $19.7

Exchange rates in effect at:		December 31, 2022	March 31, 2023
U.S. Dollar ("USD") / Pound Sterling ("GBP")		1.21	1.24
USD / Canadian Dollar ("CAD")		0.74	0.74
USD / Australian Dollar ("AUS")		0.68	0.67
(a) UK NOI from real property is included in Total Portfolio NOI from real property.
(b) The amounts in the table reflect constant currency, as currency figures included within the 2022 actual amounts have been translated at the assumed exchange rate used for 2023 guidance.
(c) Total Same Property results net $101.1 million of utility revenue for 2022 actual results and $107.7 million for 2023 guidance against the related utility expense in property operating expenses.
(d) 2022 actual results exclude $1.3 million of expense incurred at recently acquired properties to bring them up to the Company's standards. The improvements included items such as tree trimming and painting costs that do not meet the Company's capitalization policy.
(e) FFO from home sales in North America is net of home selling expenses and includes the gross profit from new and certain pre-owned home sales. Gross profit from pre-owned home sales of depreciated homes is excluded.

Seasonality (Updated as of April 26, 2023)	1Q23	2Q23	3Q23	4Q23
Same Property NOI
MH	25%	25%	25%	25%
RV	16%	25%	42%	17%
Marina	20%	26%	29%	25%
Total Same Property	21%	26%	30%	23%
NOI from UK Operations	12%	29%	40%	19%
Consolidated EBITDA	19%	27%	33%	21%
Core FFO per Share	17%	26%	36%	21%

The estimates and assumptions presented above represent a range of possible outcomes and may differ materially from actual results. These estimates include contributions from all acquisitions, dispositions and capital markets activity completed through April 26, 2023, and the effect of a property disposition under contract expected to close during the second quarter 2023. These estimates exclude all other prospective acquisitions, dispositions and capital markets activity. The estimates and assumptions are forward-looking based on the Company's current assessment of economic and market conditions and are subject to the other risks outlined below under the caption Cautionary Statement Regarding Forward-Looking Statements.
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EARNINGS CONFERENCE CALL

A conference call to discuss first quarter results will be held on Thursday, April 27, 2023 at 11:00 A.M. (ET). To participate, call toll-free at (877) 407-9039. Callers outside the U.S. or Canada can access the call at (201) 689-8470. A replay will be available following the call through May 11, 2023 and can be accessed toll-free by calling (844) 512-2921 or (412) 317-6671. The Conference ID number for the call and the replay is 13736832. The conference call will be available live on the Company's website located at www.suncommunities.com. The replay will also be available on the website.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this document that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as "forecasts," "intends," "intend," "intended," "goal," "estimate," "estimates," "expects," "expect," "expected," "project," "projected," "projections," "plans," "predicts," "potential," "seeks," "anticipates," "anticipated," "should," "could," "may," "will," "designed to," "foreseeable future," "believe," "believes," "scheduled," "guidance," "target" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this document, some of which are beyond the Company's control. These risks and uncertainties may cause the Company's actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks described under "Risk Factors" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, and in the Company's other filings with the Securities and Exchange Commission, from time to time, such risks, uncertainties and other factors include, but are not limited to:

•Outbreaks of disease and related restrictions on business operations;
•Changes in general economic conditions, including inflation, deflation and energy costs, the real estate industry and the markets within which the Company operates;
•Difficulties in the Company's ability to evaluate, finance, complete and integrate acquisitions, developments and expansions successfully;
•The Company's liquidity and refinancing demands;
•The Company's ability to obtain or refinance maturing debt;
•The Company's ability to maintain compliance with covenants contained in its debt facilities and its unsecured notes;
•Availability of capital;
•Changes in foreign currency exchange rates, including between the U.S. dollar and each of the Canadian dollar, Australian dollar and Pound sterling;
•The Company's ability to maintain rental rates and occupancy levels;
•The Company's ability to maintain effective internal control over financial reporting and disclosure controls and procedures;
•Increases in interest rates and operating costs, including insurance premiums and real estate taxes;
•Risks related to natural disasters such as hurricanes, earthquakes, floods, droughts and wildfires;
•General volatility of the capital markets and the market price of shares of the Company's capital stock;
•The Company's ability to maintain its status as a REIT;
•Changes in real estate and zoning laws and regulations;
•Legislative or regulatory changes, including changes to laws governing the taxation of REITs;
•Litigation, judgments or settlements;
•Competitive market forces;
•The ability of purchasers of manufactured homes and boats to obtain financing; and
•The level of repossessions by manufactured home and boat lenders.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements included or incorporated by reference into this document, whether as a result of new information, future events, changes in the Company's expectations or otherwise, except as required by law.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to the Company or persons acting on the Company's behalf are qualified in their entirety by these cautionary statements.

Overview
Company Overview and Investor Information

The Company

Established in 1975, Sun Communities, Inc. became a publicly owned corporation in December 1993. The Company is a fully integrated REIT listed on the New York Stock Exchange under the symbol: SUI. As of March 31, 2023, the Company owned, operated, or had an interest in a portfolio of 671 developed MH, RV and Marina properties comprising approximately 179,700 developed sites and approximately 47,990 wet slips and dry storage spaces in the U.S., the UK and Canada.

For more information about the Company, please visit www.suncommunities.com.

Company Contacts

Management:	Investor Relations:
•Gary A. Shiffman, Chairman, President and CEO	Sara Ismail, Vice President
•Fernando Castro-Caratini, EVP and CFO	(248) 208-2500
•Bruce D. Thelen, EVP and COO	investorrelations@suncommunities.com

Corporate Debt Ratings
Moody's	S&P:
Baa3 | Stable	BBB | Stable

Equity Research Coverage
Bank of America Merrill Lynch	Joshua Dennerlein	joshua.dennerlein@bofa.com
Barclays	Anthony Powell	anthony.powell@barclays.com
BMO Capital Markets	John Kim	jp.kim@bmo.com
Citi Research	Nicholas Joseph	nicholas.joseph@citi.com
Evercore ISI	Samir Khanal	samir.khanal@evercoreisi.com
	Steve Sakwa	steve.sakwa@evercoreisi.com
Green Street Advisors	John Pawlowski	jpawlowski@greenstreetadvisors.com
JMP Securities	Aaron Hecht	ahecht@jmpsecurities.com
RBC Capital Markets	Brad Heffern	brad.heffern@rbccm.com
Robert W. Baird & Co.	Wesley Golladay	wgolladay@rwbaird.com
Truist Securities	Anthony Hau	anthony.hau@truist.com
UBS	Michael Goldsmith	michael.goldsmith@ubs.com
Wells Fargo	James Feldman	james.feldman@wellsfargo.com
Wolfe Research	Andrew Rosivach	arosivach@wolferesearch.com
	Keegan Carl	kcarl@wolferesearch.com
1st Quarter Supplemental Information 1

Overview
Financial and Operating Highlights
(amounts in millions, except for *)

	Quarters Ended
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Financial Information
Basic earnings / (loss) per share*	$(0.24)	$0.04	$1.32	$0.61	$0.01
Diluted earnings / (loss) per share*	$(0.24)	$0.04	$1.32	$0.61	$0.01

Cash distributions declared per common share*	$0.93	$0.88	$0.88	$0.88	$0.88

FFO per Share(a)*	$1.14	$1.02	$2.54	$1.95	$1.28
Core FFO per Share(a)*	$1.23	$1.33	$2.65	$2.02	$1.34

Recurring EBITDA	$237.4	$236.3	$408.1	$328.4	$221.0
Recurring EBITDA (TTM) / Interest*	4.6 x	5.2 x	5.7 x	5.9 x	6.2 x

Balance Sheet
Total assets	$17,363.8	$17,084.2	$16,484.6	$16,397.8	$13,914.2
Total debt	$7,462.0	$7,197.2	$6,711.0	$6,930.9	$6,076.5
Total liabilities	$9,294.8	$8,992.8	$8,354.6	$8,566.3	$6,980.7

Operating Information*
Properties
MH	354	353	350	349	293
RV	182	182	181	182	182
Marina	135	134	131	130	128
Total	671	669	662	661	603

Sites ,Wet Slips and Dry Storage Spaces*
Manufactured homes	117,970	118,020	116,910	116,420	98,900
Annual RV	30,860	30,330	32,030	31,770	31,120
Transient RV	30,870	31,180	31,150	31,990	29,270
Total sites	179,700	179,530	180,090	180,180	159,290
Marina wet slips and dry storage spaces(b)	47,990	47,820	46,190	45,910	45,730

Occupancy*
MH occupancy (including UK)	95.1%	95.0%	95.5%	95.6%	96.7%
Annual RV occupancy	100.0%	100.0%	100.0%	100.0%	100.0%
Blended MH and annual RV occupancy	96.1%	96.0%	96.5%	96.6%	97.5%

MH and RV Revenue Producing Site Net Gains(c) (excluding UK Operations)*
MH net leased sites	278	346	122	132	65
RV net leased sites	524	267	567	818	605
Total net leased sites	802	613	689	950	670
(a)Excludes the effects of certain anti-dilutive convertible securities.
(b)Total wet slips and dry storage spaces are adjusted each quarter based on site configuration and usability.
(c)Revenue producing site net gains do not include occupied sites acquired during the year.

1st Quarter Supplemental Information 2

Overview
Portfolio Overview as of March 31, 2023

	MH & RV Properties
	Properties	MH & Annual RV		RV Transient Sites	Total MH and RV Sites	Sites for Development
Location		Sites	Occupancy %
Florida	129	39,920	97.4%	4,480	44,400	3,400
Michigan	85	32,700	96.4%	700	33,400	1,250
California	37	6,880	98.7%	1,920	8,800	940
Texas	31	8,820	95.0%	2,530	11,350	2,010
Ontario, Canada	16	4,580	100.0%	570	5,150	1,470
Connecticut	16	1,910	93.7%	100	2,010	—
Maine	16	2,540	95.4%	1,130	3,670	200
Arizona	13	4,520	93.5%	980	5,500	—
Indiana	12	3,160	97.0%	1,020	4,180	180
New Jersey	11	2,910	100.0%	1,140	4,050	260
Colorado	11	2,800	88.6%	990	3,790	1,490
Virginia	10	1,430	99.9%	2,020	3,450	750
New York	10	1,490	98.4%	1,450	2,940	780
New Hampshire	10	1,740	99.9%	660	2,400	100
Other	74	15,580	98.2%	7,920	23,500	1,220
North America Total	481	130,980	96.9%	27,610	158,590	14,050
United Kingdom	55	17,850	90.1%	3,260	21,110	1,820
Total	536	148,830	96.1%	30,870	179,700	15,870

	Marina
	Properties	Wet Slips and Dry Storage Spaces
Location
Florida	21	5,200
Rhode Island	12	3,420
California	11	5,700
Connecticut	11	3,330
New York	9	3,020
Maryland	9	2,630
Massachusetts	9	2,520
Other	53	22,170
Total	135	47,990

	Properties	Sites, Wet Slips and Dry Storage Spaces

Total Portfolio	671	227,690

1st Quarter Supplemental Information 3

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Consolidated Balance Sheets
(amounts in millions)

	March 31, 2023	December 31, 2022
Assets
Land	$3,974.1	$4,322.3
Land improvements and buildings	11,202.1	10,903.4
Rental homes and improvements	672.8	645.2
Furniture, fixtures and equipment	869.7	839.0
Investment property	16,718.7	16,709.9
Accumulated depreciation	(2,867.9)	(2,738.9)
Investment property, net	13,850.8	13,971.0
Cash, cash equivalents and restricted cash	74.8	90.4
Marketable securities	105.5	127.3
Inventory of manufactured homes	232.5	202.7
Notes and other receivables, net	716.7	617.3
Goodwill	1,092.6	1,018.4
Other intangible assets, net	392.7	402.0
Other assets, net	898.2	655.1
Total Assets	$17,363.8	$17,084.2
Liabilities
Secured debt	$3,386.4	$3,217.8
Unsecured debt	4,075.6	3,979.4
Distributions payable	118.0	111.3
Advanced reservation deposits and rent	433.8	352.1
Accrued expenses and accounts payable	340.9	396.3
Other liabilities	940.1	935.9
Total Liabilities	9,294.8	8,992.8
Commitments and contingencies
Temporary equity	298.9	202.9
Shareholders' Equity
Common stock	1.2	1.2
Additional paid-in capital	9,556.4	9,549.7
Accumulated other comprehensive income / (loss)	7.7	(9.9)
Distributions in excess of accumulated earnings	(1,875.0)	(1,731.2)
Total SUI shareholders' equity	7,690.3	7,809.8
Noncontrolling interests
Common and preferred OP units	79.8	78.7
Total noncontrolling interests	79.8	78.7
Total Shareholders' Equity	7,770.1	7,888.5
Total Liabilities, Temporary Equity and Shareholders' Equity	$17,363.8	$17,084.2
1st Quarter Supplemental Information 4

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Consolidated Statements of Operations
(amounts in millions, except for per share amounts)

	Quarter Ended
	March 31, 2023	March 31, 2022	% Change
Revenues
Real property (excluding transient)	$398.0	$342.8	16.1%
Real property - transient	43.4	45.0	(3.6)%
Home sales	86.3	64.7	33.4%
Service, retail, dining and entertainment	102.6	81.2	26.4%
Interest	11.4	6.8	67.6%
Brokerage commissions and other, net	9.5	8.0	18.8%
Total Revenues	651.2	548.5	18.7%
Expenses
Property operating and maintenance	156.6	124.1	26.2%
Real estate tax	30.1	26.1	15.3%
Home costs and selling	63.2	45.9	37.7%
Service, retail, dining and entertainment	100.0	75.7	32.1%
General and administrative	63.9	55.7	14.7%
Catastrophic event-related charges, net	1.0	—	N/A
Business combinations	2.8	0.5	N/M
Depreciation and amortization	158.0	148.5	6.4%
Loss on extinguishment of debt	—	0.3	(100.0)%
Interest	76.6	45.2	69.5%
Interest on mandatorily redeemable preferred OP units / equity	1.0	1.0	—%
Total Expenses	653.2	523.0	24.9%
Income / (Loss) Before Other Items	(2.0)	25.5	N/M
Loss on remeasurement of marketable securities	(19.9)	(34.5)	(42.3)%
Loss on foreign currency exchanges	(2.7)	(2.2)	22.7%
Gain / (loss) on dispositions of properties	(1.6)	13.4	N/M
Other expense, net(a)	(1.0)	(0.6)	69.5%
Gain / (loss) on remeasurement of notes receivable	(1.7)	0.2	N/M
Income / (loss) from nonconsolidated affiliates	(0.2)	0.9	N/M
Gain / (loss) on remeasurement of investment in nonconsolidated affiliates	(4.5)	0.1	N/M
Current tax expense	(3.9)	(1.3)	200.0%
Deferred tax benefit	4.6	—	N/A
Net Income / (Loss)	(32.9)	1.5	N/M
Less: Preferred return to preferred OP units / equity interests	2.4	3.0	(20.0)%
Less: Loss attributable to noncontrolling interests	(5.2)	(2.2)	136.4%
Net Income / (Loss) Attributable to SUI Common Shareholders	$(30.1)	$0.7	N/M

Weighted average common shares outstanding - basic(a)	123.3	115.3	6.9%
Weighted average common shares outstanding - diluted(a)	126.2	115.9	8.9%

Basic earnings / (loss) per share	$(0.24)	$0.01	N/M
Diluted earnings / (loss) per share(b)	$(0.24)	$0.01	N/M
(a) Refer to Definitions and Notes for additional information.
(b) The effect of certain anti-dilutive convertible securities is excluded from these items.
N/M = Percentage change is not meaningful.
N/A = Percentage change is not applicable.
1st Quarter Supplemental Information 5

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to Core FFO
(amounts in millions, except for per share data)

	Quarter Ended
	March 31, 2023	March 31, 2022
Net Income / (Loss) Attributable to SUI Common Shareholders	$(30.1)	$0.7
Adjustments
Depreciation and amortization	157.3	148.3
Loss on remeasurement of marketable securities	19.9	34.5
(Gain) / loss on remeasurement of investment in nonconsolidated affiliates	4.5	(0.1)
(Gain) / loss on remeasurement of notes receivable	1.7	(0.2)
(Gain) / loss on dispositions of properties, including tax effect	3.5	(13.4)
Add: Returns on preferred OP units	2.1	2.8
Add: Loss attributable to noncontrolling interests	(5.1)	(2.2)
Gain on dispositions of assets, net	(7.9)	(15.1)
FFO(a)	$145.9	$155.3

Adjustments
Business combination expense and other acquisition related costs(a)	6.5	3.1
Loss on extinguishment of debt	—	0.3
Catastrophic event-related charges, net	1.0	—
Loss of earnings - catastrophic event-related charges, net	5.5	—
Loss on foreign currency exchanges	2.7	2.2
Other adjustments, net(a)	(3.6)	1.9
Core FFO(a)(b)	$158.0	$162.8

Weighted Average Common Shares Outstanding - Diluted	128.2	121.2

FFO per Share(b)	$1.14	$1.28

Core FFO per Share(b)	$1.23	$1.34
(a) Refer to Definitions and Notes for additional information.
(b) The effect of certain anti-dilutive convertible securities is excluded from these items.

1st Quarter Supplemental Information 6

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to NOI
(amounts in millions)

	Three Months Ended
	March 31, 2023	March 31, 2022
Net Income / (Loss) Attributable to SUI Common Shareholders	$(30.1)	$0.7
Interest income	(11.4)	(6.8)
Brokerage commissions and other revenues, net	(9.5)	(8.0)
General and administrative	63.9	55.7
Catastrophic event-related charges, net	1.0	—
Business combination expense	2.8	0.5
Depreciation and amortization	158.0	148.5
Loss on extinguishment of debt	—	0.3
Interest expense	76.6	45.2
Interest on mandatorily redeemable preferred OP units / equity	1.0	1.0
Loss on remeasurement of marketable securities	19.9	34.5
Loss on foreign currency exchanges	2.7	2.2
(Gain) / loss on disposition of property	1.6	(13.4)
Other expense, net(a)	1.0	0.6
(Gain) / loss on remeasurement of notes receivable	1.7	(0.2)
(Income) / loss from nonconsolidated affiliates	0.2	(0.9)
(Gain) / loss on remeasurement of investment in nonconsolidated affiliates	4.5	(0.1)
Current tax expense	3.9	1.3
Deferred tax benefit	(4.6)	—
Preferred return to preferred OP units / equity interests	2.4	3.0
Add: Loss attributable to noncontrolling interests	(5.2)	(2.2)
NOI	$280.4	$261.9

	Three Months Ended
	March 31, 2023	March 31, 2022
Real Property NOI(a)	$254.7	$237.6
Home Sales NOI(a)	23.1	18.8
Service, retail, dining and entertainment NOI(a)	2.6	5.5
NOI	$280.4	$261.9
(a) Refer to Definitions and Notes for additional information.
1st Quarter Supplemental Information 7

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to Recurring EBITDA
(amounts in millions)

	Three Months Ended
	March 31, 2023	March 31, 2022
Net Income / (Loss) Attributable to SUI Common Shareholders	$(30.1)	$0.7
Adjustments
Depreciation and amortization	158.0	148.5
Loss on extinguishment of debt	—	0.3
Interest expense	76.6	45.2
Interest on mandatorily redeemable preferred OP units / equity	1.0	1.0
Current tax expense	3.9	1.3
Deferred tax benefit	(4.6)	—
(Income) / loss from nonconsolidated affiliates	0.2	(0.9)
Less: (Gain) / loss on dispositions of properties	1.6	(13.4)
Less: Gain on dispositions of assets, net	(7.9)	(15.1)
EBITDAre	$198.7	$167.6
Adjustments
Catastrophic event-related charges, net	1.0	—
Business combination expense	2.8	0.5
Loss on remeasurement of marketable securities	19.9	34.5
Loss on foreign currency exchanges	2.7	2.2
Other expense, net(a)	1.0	0.6
(Gain) / loss on remeasurement of notes receivable	1.7	(0.2)
(Gain) / loss on remeasurement of investment in nonconsolidated affiliates	4.5	(0.1)
Preferred return to preferred OP units / equity interests	2.4	3.0
Add: Loss attributable to noncontrolling interests	(5.2)	(2.2)
Add: Gain on dispositions of assets, net	7.9	15.1
Recurring EBITDA	$237.4	$221.0
(a) Refer to Definitions and Notes for additional information.
1st Quarter Supplemental Information 8

Supplemental Disclosure
Real Property Operations - Total Portfolio
(amounts in millions, except statistical information)

	Quarter Ended March 31, 2023							Quarter Ended March 31, 2022
	MH							MH
	North America	UK	Total MH	RV		Marinas	Total	North America	UK	Total MH	RV	Marinas	Total
Financial Information
Revenues
Real property (excluding transient)	$223.5	$27.5	$251.0	$61.8		$85.2	$398.0	$208.3	N/A	$208.3	$60.7	$73.8	$342.8
Real property - transient	0.5	1.4	1.9	37.8		3.7	43.4	0.5	N/A	0.5	42.0	2.5	45.0
Total operating revenues	224.0	28.9	252.9	99.6		88.9	441.4	208.8	N/A	208.8	102.7	76.3	387.8
Expenses
Property operating expenses	73.4	22.6	96.0	53.8		36.9	186.7	65.3	N/A	65.3	52.6	32.3	150.2
Real Property NOI	$150.6	$6.3	$156.9	$45.8		$52.0	$254.7	$143.5	N/A	$143.5	$50.1	$44.0	$237.6

Other information
Number of properties	299	55	354	182		135	671	295	N/A	295	180	128	603
Sites, wet slips and dry storage spaces
Sites, wet slips and dry storage spaces(a)	100,120	17,850	117,970	30,860		47,990	196,820	98,900	N/A	98,900	31,120	45,730	175,750
Transient RV sites(b)	N/A	N/A	—	30,870	(b)	N/A	30,870	N/A	N/A	N/A	29,270	N/A	29,270
Total	100,120	17,850	117,970	61,730		47,990	227,690	98,900	N/A	98,900	60,390	45,730	205,020

MH and Annual RV Occupancy	96.0%	90.1%	95.1%	100.0%		N/A	N/A	96.7%	N/A	96.7%	100.0%	N/A	N/A

(a) MH annual sites included 9,520 and 9,470 rental homes in the Company's Rental Program during the quarter ended March 31, 2023 and 2022, respectively.
(b) RV transient for the quarter ended March 31, 2023 includes 3,260 of UK sites.

1st Quarter Supplemental Information 9

Supplemental Disclosure
Real Property Operations - Same Property Portfolio(a)
(amounts in millions, except for statistical information)

	Quarter Ended March 31, 2023				Quarter Ended March 31, 2022					% Change in Total(d)
	MH(b)	RV(b)	Marina	Total	MH(b)	RV(b)		Marina	Total
Financial Information
Same Property Revenues
Real property (excluding transient)	$203.9	$57.4	$69.3	$330.6	$191.5	$49.6		$63.3	$304.4	8.6%
Real property - transient	0.3	36.1	3.4	39.8	0.4	38.4		2.3	41.1	(3.2)%
Total Same Property operating revenues	204.2	93.5	72.7	370.4	191.9	88.0	88.0	65.6	345.5	7.2%
Same Property Expenses
Same Property operating expenses(c)(e)	53.9	47.0	26.9	127.8	48.8	43.5		25.8	118.1	8.2%
Real Property NOI(e)	$150.3	$46.5	$45.8	$242.6	$143.1	$44.5		$39.8	$227.4	6.7%

% Change	5.0%	4.4%	15.1%	6.7%

Other Information
Number of properties	289	161	119	569	289	161		119	569
Sites, wet slips and dry storage spaces	98,630	54,540	41,000	194,170	97,750	54,240		40,830	192,820
(a) Refer to the Definitions and Notes for additional information.
(b) Same Property results for the Company's MH and RV properties reflect constant currency for comparative purposes. Canadian currency figures in the prior comparative period have been translated at the average exchange rate during the quarter ended March 31, 2023 of $0.7396 USD per Canadian dollar.
(c) The Company nets utility revenues (which include utility reimbursement revenues from residents) against related expenses. Refer to Definitions and Notes for more detail.
(d) Percentages are calculated based on unrounded numbers.
(e) Total Same Property operating expenses consist of the following components for the periods shown (in millions) and exclude amounts invested into recently acquired properties to bring them up to the Company's standards:

	Quarter Ended		% Change
	March 31, 2023	March 31, 2022
Payroll and benefits	$42.4	$39.7	6.8%
Real estate taxes	27.7	25.2	9.9%
Supplies and repairs	14.2	14.6	(2.7)%
Utilities	14.4	14.9	(3.4)%
Legal, state / local taxes, and insurance	14.2	9.6	47.9%
Other	14.9	14.1	5.7%
Total Same Property Operating Expenses	$127.8	$118.1	8.2%

1st Quarter Supplemental Information 10

Supplemental Disclosure
Real Property Operations - Same Property Portfolio(a) (Continued)

	As of
	March 31, 2023		March 31, 2022
	MH	RV	MH	RV
Number of properties	289	161	289	161

Sites
MH and Annual RV sites	98,630	30,600	97,750	28,460
Transient RV sites	N/A	23,940	N/A	25,780
Total	98,630	54,540	97,750	54,240

MH and Annual RV Occupancy
Occupancy(b)	96.8%	100.0%	96.8%	100.0%
Monthly base rent per site	$648	$568	$614	$524
% Change(c)	5.4%	8.4%	N/A	N/A

Rental Program Statistics included in MH:
Number of occupied sites, end of period(d)	9,480	N/A	9,470	N/A
Monthly rent per site – MH Rental Program	$1,245	N/A	$1,136	N/A
% Change(d)	9.6%	N/A	N/A	N/A
(a) Refer to Definitions and Notes for additional information.
(b) Same Property adjusted blended occupancy for MH and RV combined increased to 98.6% at March 31, 2023, from 96.7% at March 31, 2022. The 190 basis point increase was driven by MH expansion fills and the conversion of transient RV sites to annual sites.
(c) Calculated using actual results without rounding.
(d) Occupied rental program sites in Same Property are included in total sites.

1st Quarter Supplemental Information 11

Other Operating Information
Home Sales Summary
(amounts in millions, except for *)

	Quarter Ended
	March 31, 2023	March 31, 2022	% Change
North America
Home sales	$47.2	$64.7	(27.0)%
Home cost and selling expenses	36.6	45.9	(20.3)%
NOI	$10.6	$18.8	(43.6)%
NOI margin %	22.5%	29.1%

UK
Home sales	$39.1	N/A	N/A
Home cost and selling expenses	26.6	N/A	N/A
NOI	$12.5	N/A	N/A
NOI margin %	32.0%	N/A

Total
Revenue from home sales	$86.3	$64.7	33.4%
Home cost and selling expenses	63.2	45.9	37.7%
Home sales NOI	$23.1	$18.8	22.9%
NOI	26.8%	29.1%

Total Units Sold:*
North America	589	837	(29.6)%
UK	583	N/A	N/A
Total home sales	1,172	837	40.0%

Average Selling Price:*
North America	$80,136	$77,300	3.7%
UK	$67,067	N/A	N/A
N/A = Not applicable, as Park Holidays was acquired during the three months ended June 30, 2022.

Operating Statistics for MH and Annual RVs (excluding UK Operations)*

	Resident Move-outs
	% of Total Sites		Number of Move-outs	Net Leased Sites	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
2023 - YTD as of March 31	3.3%	(a)	2,366	802	107	482	537
2022	3.0%		5,170	2,922	703	2,509	2,864
2021	2.7%		5,276	2,483	732	3,356	3,528
(a) Percentage calculated on a trailing 12-month basis.
1st Quarter Supplemental Information 12

Investment Activity
Acquisitions
(amounts in millions, except for *)

Property Name	Property Type	Number of Properties*	Sites, Wet Slips and Dry Storage Spaces*	Expansion or Development Sites*	State, Province or Country	Total Purchase / Sale Price	Month Acquired
ACQUISITIONS
Fox Run(a)	MH	1	68	72	MI	$7.0	January
Savannah Yacht Center(b)	Marina	1	24	—	GA	100.0	March
First Quarter 2023		2	92	72		$107.0

Acquisitions in 2023		2	92	72		$107.0
(a) In conjunction with the acquisition of this ground-up development project, the Company issued 31,289 Common OP units valued at $4.5 million. The Company also delivered 68 of the 140 sites during the quarter.
(b) In conjunction with this acquisition, the Company issued one million Series K preferred OP units valued at $100.0 million.

1st Quarter Supplemental Information 13

Investment Activity
Capital Expenditures and Investments
(amounts in millions, except for *)

	Quarter Ended		Year Ended
	March 31, 2023		December 31, 2022		December 31, 2021
	MH / RV	Marina	MH / RV	Marina	MH / RV	Marina
Recurring Capital Expenditures(a)	$13.0	$7.8	$51.0	$22.8	$45.3	$19.3

Non-Recurring Capital Expenditures(a)
Lot Modifications	$11.3	N/A	$39.1	N/A	$28.8	N/A
Growth Projects	3.8	25.9	28.4	71.1	25.6	51.4
Rebranding	2.0	N/A	15.0	N/A	6.1	N/A
Acquisitions	84.1	134.4	2,788.1	522.5	944.3	852.9
Expansion and Development	85.3	3.8	247.9	13.9	191.8	9.9
Total Non-Recurring Capital Expenditures	186.5	164.1	3,118.5	607.5	1,196.6	914.2
Total	$199.5	$171.9	$3,169.5	$630.3	$1,241.9	$933.5
Other Information
Recurring Capex per Site, Slip and Dry Storage Spaces(b)*	$97	$190	$397	$582	$371	491
(a) Refer to Definitions and Notes for additional information.
(b) Average based on actual number of MH and RV sites and Marina wet slips and dry storage spaces associated with the recurring capital expenditures in each period.
1st Quarter Supplemental Information 14

Capitalization
Capitalization Overview
(Shares and units in thousands, dollar amounts in millions, except for *)

	As of
	March 31, 2023
Equity and enterprise value:	Common Equivalent Shares	Share Price*	Capitalization
Common shares	124,422	$140.88	$17,528.6
Convertible securities
Common OP units	2,447	$140.88	344.7
Preferred OP units	2,665	$140.88	375.5
Diluted shares outstanding and market capitalization(a)	129,534		18,248.8
Plus: Debt, per the balance sheet			7,462.0
Total capitalization			25,710.8
Less: Cash and cash equivalents			(57.4)
Enterprise value(b)			$25,653.4

Debt:		Weighted Average Maturity (in years)*	Debt Outstanding
Secured debt		9.8	$3,386.4
Unsecured debt		5.5	4,075.6
Total debt, per consolidated balance sheet		7.4	7,462.0
Plus: Unamortized deferred financing costs and discounts / premiums on debt			43.2
Total debt(b)			$7,505.2

Corporate debt rating and outlook:
Moody's			Baa3 | Stable
S&P			BBB | Stable
(a) Refer to "Securities" within Definitions and Notes for additional information related to our securities outstanding.
(b) Refer to "Enterprise Value" and "Net Debt" within Definitions and Notes for additional information.
1st Quarter Supplemental Information 15

Capitalization
Summary of Outstanding Debt
(amounts in millions, except for *)

	Quarter Ended
	March 31, 2023
	Debt Outstanding	Weighted Average Interest Rate(a)*	Maturity Date*
Secured Debt	$3,386.4	3.81%	Various

Unsecured Debt:
Senior Credit Facility:
Revolving credit facilities (in USD)(b)	741.6	5.09%	April 2026
GBP term loan (in USD)(c)	1,080.3	4.31%	April 2025
Total senior credit facility	1,821.9
Other unsecured term loan	16.2	5.80%	October 2025
Senior credit facility and other term loan	1,838.1	4.64%

Senior Unsecured Notes:
2028 senior unsecured notes	446.3	2.30%	November 2028
2031 senior unsecured notes	741.9	2.70%	July 2031
2032 senior unsecured notes	592.0	3.60%	April 2032
2033 senior unsecured notes	395.4	5.51%	January 2033
Total Senior Unsecured Notes	2,175.6	3.38%

Mandatorily redeemable preferred equity and OP units(d)	61.9	6.22%	Various
Total Unsecured Debt	4,075.6	3.99%
Total debt, per consolidated balance sheets	7,462.0	3.91%
Plus: Unamortized deferred financing costs and discounts / premiums on debt(a)	43.2
Total debt	$7,505.2
(a)Includes the effect of amortizing deferred financing costs, loan premiums / discounts and derivatives.
(b)As of March 31, 2023, the Company's revolving credit facilities consisted of:
•$255.0 million borrowed on its U.S. line of credit at the Secured Overnight Financing Rate ("SOFR") plus 85 basis points.
•$422.4 million USD equivalent borrowed on its GBP line of credit at the Daily Sterling Overnight Index Average ("SONIA") plus 85 basis points.
•$64.2 million USD equivalent borrowed on its Australian line of credit at the Bank Bill Swap Bid Rate ("BBSY") plus 85 basis points.
(c)As of March 31, 2023, an aggregate of £500.0 million ($618.4 million) was swapped to a weighted average fixed rate of 3.87%.
(d)Mandatorily redeemable preferred equity and OP unit distributions are included within the line item 'Interest on mandatorily redeemable preferred OP units / equity' on the Company's Consolidated Statements of Operations.

Debt Maturities(e)

Year	Secured Debt	Principal Amortization	Senior Credit Facility	Senior Unsecured Notes	Other Unsecured Debt	Total
2023	$117.8	$41.8	$—	$—	$6.3	$165.9
2024	128.8	56.4	—	—	70.0	255.2
2025	50.5	54.2	1,083.0	—	1.8	1,189.5
2026	658.4	46.2	741.6	—	—	1,446.2
2027	4.0	40.6	—	—	—	44.6
Thereafter	1,577.4	626.4	—	2,200.0	—	4,403.8
Total	$2,536.9	$865.6	$1,824.6	$2,200.0	$78.1	$7,505.2
(e) Debt maturities include the unamortized deferred financing costs and discount / premiums associated with outstanding debt.

1st Quarter Supplemental Information 16

Capitalization
Debt Analysis

		As of
		March 31, 2023
Select Credit Ratios:
Net Debt / Recurring EBITDA (TTM)(a)		6.1 x
Net Debt / Enterprise Value		28.9%
Net Debt / Gross Assets		36.6%
Unencumbered Assets / Total Assets		76.8%
Floating Rate Debt / Total Debt(b)		16.3%

Coverage Ratios:
Recurring EBITDA (TTM)(a) / Interest		4.6 x
Recurring EBITDA (TTM)(a) / Interest + Pref. Distributions + Pref. Stock Distribution		4.6 x

Senior Credit Facility Covenants:	Requirement
Maximum Leverage Ratio	<65.0%	33.1%
Minimum Fixed Charge Coverage Ratio	>1.40 x	3.69 x
Maximum Secured Leverage Ratio	<40.0%	12.6%

Senior Unsecured Note Covenants:	Requirement
Total Debt / Total Assets	≤60.0%	40.8%
Secured Debt / Total Assets	≤40.0%	18.5%
Consolidated Income Available for Debt Service / Debt Service	≥1.50 x	4.38 x
Unencumbered Total Asset Value / Total Unsecured Debt	≥150.0%	344.1%
(a) Refer to page 8 for additional detail on the Company's Recurring EBITDA (TTM).
(b) Percentage includes the impact of hedge activities.

^ Excludes the Company's borrowings under its senior credit facility.
1st Quarter Supplemental Information 17

Definitions and Notes

Capital Expenditures and Investment Activity - The Company classifies its investments in properties into the following categories:

•Recurring Capital Expenditures - Property recurring capital expenditures are necessary to maintain asset quality, including purchasing and replacing assets used to operate the communities and marinas. Recurring capital expenditures at the Company's MH and RV properties include items such as: major road, driveway and pool improvements; clubhouse renovations; adding or replacing streetlights; playground equipment; signage; maintenance facilities; manager housing and property vehicles. Recurring capital expenditures at the Company's marinas include items such as: dredging, dock repairs and improvements, and equipment maintenance and upgrades. The minimum capitalized amount is five hundred dollars.

•Non-Recurring Capital Expenditures - The following investment and reinvestment activities are non-recurring in nature:

•Lot Modifications - Lot modification capital expenditures are incurred to modify the foundational structures required to set a new home after a previous home has been removed. These expenditures are necessary to create a revenue stream from a new site renter and often improve the quality of the community. Other lot modification expenditures include land improvements added to annual RV sites to aid in the conversion of transient RV guests to annual contracts. See page 12 for move-out rates.

•Growth Projects - Growth projects consist of revenue-generating or expense-reducing activities at MH, RV and marina properties. These include, but are not limited to, utility efficiency and renewable energy projects, site, slip or amenity upgrades such as the addition of a garage, shed or boat lift, and other special capital projects that substantiate an incremental rental increase.

•Rebranding - Rebranding includes new signage at the Company's RV communities and costs of building an RV mobile application and updated website.

•Acquisitions - Capital expenditures related to acquisitions represent the purchase price paid for the existing operating properties and land parcels for future ground-up development and expansions activities (detailed for the current calendar year on page 13), plus the capital improvements identified during due diligence that will be needed to bring acquired properties up to the Company's operating standards.

For the quarter ended March 31, 2023, the components of total acquisition investment are as follows (in millions):

	Quarter Ended March 31, 2023
	MH and RV	Marina	Total
Purchase price of acquisitions(a)	$8.3	$101.4	$109.7
Purchase price of land acquisitions(a)(b)	37.2	—	37.2
Capital improvements to recent acquisitions	38.6	33.0	71.6
Total Acquisition Investments	$84.1	$134.4	$218.5
(a) Includes capitalized transaction costs related to acquisitions.
(b) Includes the value allocated to infrastructure improvements associated with acquired land, when applicable.

Improvements subsequent to acquisition include upgrading clubhouses; landscaping; new street light systems; new mail delivery systems; pool renovations including larger decks, heaters and furniture; new maintenance facilities; lot modifications; and new signage including main signs and internal road signs. These are considered acquisition costs and although identified during due diligence, often require 24 to 36 months after closing to complete.

•Expansions and Developments - Expansion and development expenditures consist primarily of construction costs such as roads, activities, and amenities, and costs necessary to complete home and RV site improvements, such as driveways, sidewalks and landscaping at the Company's MH and RV communities. Expenditures also include costs to rebuild after damage has been incurred at MH, RV or marina properties, and research and development.

Enterprise Value - Equals total equity market capitalization, plus total indebtedness reported on the Company's balance sheet and less cash and cash equivalents (excluding restricted cash).

1st Quarter Supplemental Information 18

GAAP - U.S. Generally Accepted Accounting Principles.

Interest Expense - The following is a summary of the components of the Company's interest expense (in millions) for the quarters ended March 31, 2023, and 2022:

	Quarter Ended
	March 31, 2023	March 31, 2022
Interest on Secured debt, Senior unsecured notes, Senior Credit Facility, Unsecured Term Loan, and interest rate swaps	$72.4	$42.9
Lease related interest expense	3.5	—
Amortization of deferred financing costs, debt (premium) or discounts and (gains) / losses on hedges	1.5	1.2
Senior credit facility commitment fees and other finance related charges	1.7	2.1
Capitalized interest	(2.5)	(1.0)
Interest Expense, per Consolidated Statements of Operations	$76.6	$45.2

NAREIT - The National Association of Real Estate Investment Trusts is the worldwide representative voice for REITs and real estate companies with an interest in U.S. real estate and capital markets. More information is available at www.reit.com.

Net Debt - The carrying value of debt, which includes unamortized premiums, discounts, and deferred financing costs, less unrestricted cash.

Other Acquisition Related Costs - In the Company's Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to Core FFO (page 6), 'Other acquisition related costs represent (a) nonrecurring integration expenses associated with acquisitions during the quarters ended March 31, 2023, and 2022, (b) costs associated with potential acquisitions that will not close, (c) costs associated with the termination of the bridge loan commitment during the quarter ended March 31, 2022 related to the acquisition of Park Holidays and (d) expenses incurred to bring recently acquired properties up to the Company's operating standards, including items such as tree trimming and painting costs that do not meet the Company's capitalization policy.

Other adjustments, net - In the Company's Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to Core FFO (page 6), 'Other adjustments, net' consists of the following (in millions):

	Quarter Ended
	March 31, 2023	March 31, 2022
Long term lease termination expense	$0.6	$—
Deferred tax benefit	(4.6)	—
RV rebranding non-recurring cost	—	1.9
Accelerated deferred compensation amortization	0.4	—
Other adjustments, net	$(3.6)	$1.9

Other expense, net - In the Company's Consolidated Statements of Operations (page 5), 'Other expense, net' consists of the following (in millions):

	Quarter Ended
	March 31, 2023	March 31, 2022
Long term lease termination expense	$(0.6)	$—
Repair reserve on repossessed homes	(0.4)	(0.6)
Other expense, net	$(1.0)	$(0.6)

Same Property - The Company defines Same Properties as those the Company has owned and operated continuously since at least January 1, 2022. Same properties exclude ground-up development properties, acquired properties and properties sold after December 31, 2021. The Same Property data may change from time-to-time depending on acquisitions, dispositions, management discretion, significant transactions or unique situations.

1st Quarter Supplemental Information 19

Securities - The Company had the following securities outstanding as of March 31, 2023:

	Number of Units / Shares Outstanding (in thousands)	Conversion Rate (a)	If Converted to Common shares (in thousands)(b)	Issuance Price Per Unit	Annual Distribution Rate
Non Convertible Securities
Common shares	124,422	N/A	N/A	N/A	$3.72(c)

Convertible Securities
Common OP units	2,447	1.0000	2,447	N/A	Mirrors common share distributions

Preferred OP Units
Series A-1	208	2.4390	506	$100.00	6.00%
Series A-3	40	1.8605	75	$100.00	4.50%
Series C	306	1.1100	340	$100.00	5.00%
Series D	489	0.8000	391	$100.00	4.00%
Series E	80	0.6897	55	$100.00	5.50%
Series F	90	0.6250	56	$100.00	3.00%
Series G	240	0.6452	155	$100.00	3.20%
Series H	581	0.6098	354	$100.00	3.00%
Series J	239	0.6061	145	$100.00	2.85%
Series K	1,000	0.5882	588	$100.00	4.00%
Total	3,273		2,665
Total convertible securities outstanding	5,720		5,112
(a) Exchange rates are subject to adjustment upon stock splits, recapitalizations and similar events. The exchange rates of certain series of OP units are approximated to four decimal places.
(b) Calculation may yield minor differences due to fractional shares paid in cash to the shareholder at conversion.
(c) Annual distribution is based on the last quarterly distribution annualized.

Share - In addition to reporting net income / (loss) on a diluted basis ("EPS"), the Company reports FFO and Core FFO on a per common share and dilutive convertible securities basis (per "Share"). For the periods presented below, the Company's diluted weighted average common shares outstanding for EPS and FFO are as follows:

	Quarter Ended
	March 31, 2023	March 31, 2022
Diluted Weighted Average Common Shares Outstanding - EPS
Weighted average common shares outstanding - Basic	123.3	115.3
Common shares dilutive effect: forward equity offering	—	0.2
Dilutive restricted stock	0.4	0.4
Common and preferred OP units dilutive effect	—	—
Weighted Average Common Shares Outstanding - Diluted	123.7	115.9

Diluted Weighted Average Common Shares Outstanding - FFO
Weighted average common shares outstanding - Basic	123.3	115.3
Common shares dilutive effect from forward equity sale	—	0.2
Restricted stock	0.4	0.4
Common OP units	2.4	2.5
Common stock issuable upon conversion of certain preferred OP units	2.1	2.8
Weighted Average Common Shares Outstanding - Diluted	128.2	121.2

1st Quarter Supplemental Information 20

Non-GAAP Supplemental Measures

Investors and analysts following the real estate industry use non-GAAP supplemental performance measures, including net operating income ("NOI"), earnings before interest, tax, depreciation and amortization ("EBITDA") and funds from operations ("FFO") to assess REITs. The Company believes that NOI, EBITDA and FFO are appropriate measures given their wide use by and relevance to investors and analysts. Additionally, NOI, EBITDA and FFO are commonly used in various ratios, pricing multiples, yields and returns and valuation calculations used to measure financial position, performance and value.

NOI provides a measure of rental operations that does not factor in depreciation, amortization and non-property specific expenses such as general and administrative expenses.

EBITDA provides a further measure to evaluate ability to incur and service debt; EBITDA also provides further measures to evaluate the Company's ability to fund dividends and other cash needs.

FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets.

•Net Operating Income ("NOI")

◦Total Portfolio NOI - The Company calculates NOI by subtracting property operating expenses and real estate taxes from operating property revenues. NOI is a non-GAAP financial measure that the Company believes is helpful to investors as a supplemental measure of operating performance because it is an indicator of the return on property investment and provides a method of comparing property performance over time. The Company uses NOI as a key measure when evaluating performance and growth of particular properties and / or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense and non-property specific expenses such as general and administrative expenses, all of which are significant costs. Therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall. The Company believes that NOI provides enhanced comparability for investor evaluation of properties performance and growth over time.

The Company believes that GAAP net income (loss) is the most directly comparable measure to NOI. NOI should not be considered to be an alternative to GAAP net income (loss) as an indication of the Company's financial performance or GAAP cash flow from operating activities as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. Because of the inclusion of items such as interest, depreciation and amortization, the use of GAAP net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level.

◦Same Property NOI - This is a key management tool used when evaluating performance and growth of the Company's Same Property portfolio. The Company believes that Same Property NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the Same property portfolio from one period to the next. Same Property NOI does not include the revenues and expenses related to home sales, service, retail, dining and entertainment activities at the properties.

1st Quarter Supplemental Information 21

•Earnings before interest, tax, depreciation and amortization ("EBITDA")

◦EBITDAre - NAREIT refers to EBITDA as "EBITDAre" and calculates it as GAAP net income (loss), plus interest expense, plus income tax expense, plus depreciation and amortization, plus or minus losses or gains on the disposition of depreciated property (including losses or gains on change of control), plus impairment write-downs of depreciated property and of investments in nonconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity's share of EBITDAre of nonconsolidated affiliates. EBITDAre is a non-GAAP financial measure that the Company uses to evaluate its ability to incur and service debt, fund dividends and other cash needs and cover fixed costs. Investors utilize EBITDAre as a supplemental measure to evaluate and compare investment quality and enterprise value of REITs. Investors utilize EBITDAre as a supplemental measure to evaluate and compare investment quality and enterprise value of REITs.

◦Recurring EBITDA - The Company also uses EBITDAre excluding certain gain and loss items that management considers unrelated to measurement of the Company's performance on a basis that is independent of capital structure ("Recurring EBITDA"). The Company believes that GAAP net income (loss) is the most directly comparable measure to EBITDAre. EBITDAre is not intended to be used as a measure of the Company's cash generated by operations or its dividend-paying capacity, and should therefore not replace GAAP net income (loss) as an indication of the Company's financial performance or GAAP cash flow from operating, investing and financing activities as measures of liquidity.

•Funds from Operations - ("FFO")

◦FFO - NAREIT defines FFO as GAAP net income (loss), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation and amortization, real estate related impairments, and after adjustments for nonconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. By excluding gains and losses related to sales of previously depreciated operating real estate assets, real estate related impairment and real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from GAAP net income (loss). Management believes the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful.

◦Core FFO - In addition to FFO, the Company uses FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of the Company's core business ("Core FFO"). The Company believes that Core FFO provides enhanced comparability for investor evaluations of period-over-period results.

The Company believes that GAAP net income (loss) is the most directly comparable measure to FFO. The principal limitation of FFO is that it does not replace GAAP net income (loss) as a financial performance measure or GAAP cash flow from operating activities as a measure of the Company's liquidity. Because FFO excludes significant economic components of GAAP net income (loss) including depreciation and amortization, FFO should be used as a supplement to GAAP net income (loss) and not as an alternative to it. Furthermore, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO is calculated in accordance with the Company's interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that interpret the NAREIT definition differently.

Utility Revenue - Results for the Company's Same Property portfolio net certain utility revenue against the related utility expense in Property operating expense as follows (in millions):

	Quarter Ended March 31, 2023				Quarter Ended March 31, 2022
	MH	RV	Marina	Total	MH	RV	Marina	Total
Utility revenue netted against related utility expense	$18.2	$4.1	$5.0	$27.3	$16.1	$3.9	$4.2	$24.2

Certain financial information has been revised to reflect reclassifications in prior periods to conform to current period presentation.
1st Quarter Supplemental Information 22